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                                                                    EXHIBIT 99.2


                       NOTICE OF GUARANTEED DELIVERY

                                      FOR

                             SUBSCRIPTION WARRANTS

                                   ISSUED BY

                            METRO-GOLDWYN-MAYER INC.

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated
          , 1998 (the "Prospectus") of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription warrant(s) evidencing the Rights (the "Subscription Warrant(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior
to 5:00 p.m. New York City time on           , 1998, unless extended (the
"Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Exercise of Rights" in the Prospectus.
Payment of the Subscription Price of $      per share for each share of Common
Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date event if the Subscription Warrant evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. All undefined capitalized terms used herein have the definition ascribed to them in the Prospectus.
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                                                  The Subscription Agent is:

                                           ChaseMellon Shareholder Services, L.L.C.

       By Mail:                                 Facsimile Transmission                       By Hand:
                                               (eligible institutions only):
  ChaseMellon Shareholder Services, L.L.C.                                        ChaseMellon Shareholder Services, L.L.C.
      Post Office Box 3301                          (201) 296-4293                      120 Broadway, 13th Floor
       South Hackensack, NJ 07606                                                           New York, NY 10271
   Attn: Reorganization Department         To Confirm receipt of Department                Attn: Reorganization

                                                 (201) 496-4860

                                              If by Overnight Courier:

                                        ChaseMellon Shareholder Services, L.L.C.
                                         85 Challenger Road--Mail Drop--Reorg
                                            Ridgefield Park, NJ 07660
                                         Attn: Reorganization Department

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  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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 Gentlemen:

    The undersigned hereby represents that he or she is the holder of
 Subscription Warrant(s) representing            Rights and that such
 Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the condition set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise
 (i) the Basic Subscription Privilege to subscribe for one share of the
 Common Stock per Right with respect to each of       Rights represented by
 such Subscription Warrant and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up
 to         Excess Shares. The undersigned understands that payment of the
 Subscription Price of $       per share for each share of the Common Share
 subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and
 represents that such payment, in the aggregate amount of $       , either
 (check appropriate box):

   [_] is being delivered to the Subscription Agent herewith

   or

   [_] has been delivered separately to the Subscription Agent;

 and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

   [_] wire transfer of funds

     --name of transferor institution ____________________________________

   [_] --date of transfer ____________________________________________

   [_] --confirmation number (if available) __________________________

   [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

   [_] certified check

   [_] bank draft (cashier's check)

   [_] money order

     --name of maker _____________________________________________________

     --date of check, draft or money order number ________________________

     --bank on which check is drawn or issuer of money order _____________

 Signature(s) ______________________________________________________________

 Name(s) ___________________________________________________________________

 ___________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

 ___________________________________________________________________________

 Address(es) _______________________________________________________________
                                                                   (ZIP CODE)
 Area Code and Tel. No(s). _________________________________________________

 Subscription Warrant No(s). (if available) ________________________________

 ___________________________________________________________________________

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                              GUARANTY OF DELIVERY
         (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

 ___________________________________________________________________________

 ___________________________________________________________________________

 ___________________________________________________________________________
                                   (ADDRESS)

 ___________________________________________________________________________
                      (AREA CODE AND TELEPHONE NUMBER)

 Dated: ______________________________________________________________, 1998

 ___________________________________________________________________________
                               (NAME OF FIRM)

 ___________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

   The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Warrant(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.